Exhibit 99.1

August 17, 2023

NOTICE OF REDEMPTION OF CERTAIN WARRANTS (CUSIP 92511U 110)

Dear Public Warrant Holder,

Verra Mobility Corporation (the “Company”) hereby gives notice that it is redeeming, at 5:00 p.m. New York City time on September 18, 2023 (the “Redemption Date”), all of the Company’s outstanding warrants (the “Public Warrants”) to purchase shares of the Company’s Class A Common Stock, par value $0.0001 per share (the “Common Stock”), that were issued under that certain Warrant Agreement, dated January 12, 2017 (as amended, the “Warrant Agreement”), by and between the Company and Continental Stock Transfer & Trust Company, a New York corporation, as original warrant agent (“Continental”), as amended by that certain First Amendment to Warrant Agreement, dated as of January 15, 2020, by and among the Company, Continental and American Stock Transfer & Trust Company, LLC (now Equiniti Trust Company, LLC), a New York limited liability company, as existing warrant agent (the “Warrant Agent”), and that certain Second Amendment to Warrant Agreement, dated as of May 11, 2023, by and between the Company and the Warrant Agent, as part of the units sold in the Company’s initial public offering (the “IPO”) for a redemption price of $0.01 per Public Warrant (the “Redemption Price”). Each Public Warrant entitles the holder thereof to purchase one share of Common Stock for a purchase price of $11.50 per share, subject to adjustments. Any Public Warrants that remain unexercised at 5:00 p.m. New York City time on the Redemption Date will be void and no longer exercisable and their holders will have no rights with respect to those Public Warrants, except to receive the Redemption Price or as otherwise described in this notice for holders who hold their Public Warrants in “street name.” Warrants that were issued under the Warrant Agreement in a private placement simultaneously with the IPO and continue to be held by the initial holders thereof or their permitted transferees (“Private Placement Warrants”) are not subject to this notice of redemption. If you believe that you hold a Private Placement Warrant, please see the section of this notice entitled “Private Placement Warrants” for additional instructions.

The Public Warrants are listed on the OTC Pink Marketplace under the symbol “VRRMW”. On August 14, 2023, the closing price of the Public Warrants was $8.18, and the closing price of the Common Stock, listed on the Nasdaq Capital Market under the symbol “VRRM,” was $19.30.

TERMS OF REDEMPTION; CESSATION OF RIGHTS

The rights of the Public Warrant holders to exercise their Public Warrants will terminate immediately prior to 5:00 p.m. New York City time on the Redemption Date. At 5:00 p.m. New York City time on the Redemption Date and thereafter, holders of unexercised Public Warrants will have no rights with respect to those warrants, except to receive the Redemption Price or as otherwise described in this notice for holders who hold their Public Warrants in “street name.” We encourage you to consult with your broker, financial advisor and/or tax advisor to consider whether or not to exercise your Public Warrants.

The Company is exercising this right to redeem the Public Warrants pursuant to Section 6 of the Warrant Agreement. Pursuant to Section 6.1 of the Warrant Agreement, the Company has the right to redeem all of the outstanding Public Warrants if the closing price of the Common Stock equals or exceeds $18.00 per share on each of 20 trading days within any 30-day trading period ending on the third trading day prior to the date on which a notice of redemption is given. The last sales price of the Common Stock has been at least $18.00 per share on each of 20 trading days within the 30-day trading period ending on August 14, 2023 (which is the third trading day prior to the date of this redemption notice).

EXERCISE PROCEDURE

Public Warrant holders have until 5:00 p.m. New York City time on the Redemption Date to exercise their Public Warrants to purchase Common Stock. Each Public Warrant entitles the holder thereof to purchase one share of Common Stock at a cash price of $11.50 per Public Warrant exercised (the “Exercise Price”).

In accordance with Section 3.3.1(b) of the Warrant Agreement, the Company’s board of directors has elected to require that, following delivery of this notice of redemption, all Public Warrants be exercised only on a cashless basis.

DOCPROPERTY DOCXDOCID DMS=IManage Format=<<LIB>>\<<NUM>>.<<VER>> PRESERVELOCATION \* MERGEFORMAT ACTIVE\600389298.3

As a result of this election, holders may no longer exercise Public Warrants in exchange for payment in cash of the Exercise Price. Instead, a holder exercising a Public Warrant will be deemed to pay the per warrant Exercise Price by the surrender of approximately 0.566 of a share of Common Stock that such holder would have been entitled to receive upon a cash exercise of each Public Warrant. Accordingly, by virtue of the cashless exercise of the Public Warrants, exercising warrant holders will receive approximately 0.434, of a share of Common Stock for each Public Warrant surrendered for exercise.

The number of shares that each exercising warrant holder will receive by virtue of the cashless exercise was calculated in accordance with Section 3.3.1(b) of the Warrant Agreement and will be equal to the quotient obtained by dividing (x) the product of the number of shares underlying the Public Warrants held by such warrant holder, multiplied by the difference between $20.31, the average last sale price of the Common Stock for the ten trading days ending on August 14, 2023, the third trading day prior to the date of this notice (the “Fair Market Value”) and the Exercise Price, by (y) the Fair Market Value. If any holder of Public Warrants would, after taking into account all of such holder’s Public Warrants exercised at one time, be entitled to receive a fractional interest in a share of Common Stock, the number of shares the holder will be entitled to receive will be rounded down to the nearest whole number of shares.

Those who hold their Public Warrants in “street name” should immediately contact their broker to determine their broker’s procedure for exercising their Public Warrants.

Persons who are holders of record of their Public Warrants may exercise their Public Warrants by sending a fully and properly completed “Election to Purchase” (a form of which is attached hereto as Annex A), duly executed and indicating, among of things, the number of Public Warrants being exercised, to the Warrant Agent:

Equiniti Trust Company, LLC

Attn: Reorg Warrants

6201 15th Avenue

Brooklyn, NY 11219

Email: help@astfinancial.com

Telephone: (800) 937-5449

The method of delivery of the Public Warrants is at the option and risk of the holder, but if mail is used, registered mail properly insured is suggested.

The fully and properly completed Election to Purchase must be received by American Stock Transfer & Trust Company prior to 5:00 p.m. New York City time on the Redemption Date. Subject to the following paragraph, any failure to deliver a fully and properly completed Election to Purchase before such time will result in such holder’s Public Warrants being redeemed and not exercised.

WARRANTS HELD IN STREET NAME

For holders of Public Warrants who hold their warrants in “street name,” provided that a Notice of Guaranteed Delivery is received by the Warrant Agent prior to 5:00 p.m. New York City time on the Redemption Date, broker-dealers shall have two business days from the Redemption Date, or 5:00 p.m. New York City time on September 20, 2023, to deliver the Public Warrants to the Warrant Agent. Any such Public Warrant received without the Election to Purchase or the Notice of Guaranteed Delivery having been duly executed and fully and properly completed will be deemed to have been delivered for redemption (at $0.01 per Public Warrant), and not for exercise.

REDEMPTION PROCEDURE

Payment of the Redemption Price will be made by the Company upon presentation and surrender of a Public Warrant for payment after 5:00 p.m. New York City time on the Redemption Date. Those who hold their shares in “street name” should contact their broker to determine their broker’s procedure for redeeming their Public Warrants.

PRIVATE PLACEMENT WARRANTS

If you hold Private Placement Warrants, please contact the Company at IR@verramobility.com to provide documentation evidencing that you are the initial holder of the Private Placement Warrant or a permitted transferee (as defined in the Warrant Agreement). To avoid redemption, verified holders of Private Placement Warrants should contact the Warrant Agent and become a holder of record before the Redemption Date.

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Any questions you may have about redemption and exercising your Public Warrants may be directed to the Warrant Agent at its address and telephone number set forth above.

Sincerely,

VERRA MOBILITY CORPORATION

/s/ Jon Keyser
Jon Keyser
Chief Legal Officer

Annex A

VERRA MOBILITY CORPORATION

Election to Purchase

(To Be Executed Upon Exercise of Warrant)

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive shares of Class A common stock, par value $0.0001 per share (the “Shares”), of Verra Mobility Corporation (the “Company”) and herewith tenders payment for such Shares to the order of the Company in accordance with the terms hereof. The undersigned requests that a certificate for such Shares be registered in the name of ______________________________, whose address is __________________________________ and that such Shares be delivered to ____________________________, whose address is ____________________________________________________________.

The Warrant has been called for redemption by the Company pursuant to Section 6 of the Warrant Agreement and the Company has required cashless exercise pursuant to Section 6.3 of the Warrant Agreement. Accordingly, the number of Shares that this Warrant is exercisable for shall be determined in accordance with subsection 3.3.1(b) and Section 6.3 of the Warrant Agreement and set forth in the notice of redemption sent to holders in such event.

Number of Warrants submitted for Exercise: _______________________

Delivery of Warrants via DWAC Withdrawal (Cusip # 92511U 110)

Name of Broker: ________________________ DTC Number: __________________

Underlying Shares of Common Stock (Cusip Number: 92511U 102) to be delivered via DWAC: _______________

Date of Exercise: ___________, 2023 (Date Notice and warrants are delivered to Warrant Agent)

_______________________________________________________ (Name of Investor)

_______________________________________________________ (Signature of Investor)

Signature Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED).